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Coopers                               Coopers & Lybrand, L.L.P.
& Lybrand
                                      a professional services firm




                  CONSENT OF INDEPENDENT ACCOUNTANTS
                        -----------------------


We consent to the incorporation by reference in this Post-Effective
Amendment No. 11 to the Registration Statement of Northstar Strategic
Income Fund on Form N-1A (File No. 33-76574) of our reports dated
December 6, 1996 and January 31, 1997, on our audits of the financial statements and financial highlights of Northstar Trust and Northstar Funds, respectively, which reports are included in the Annual Report to Shareholders for the years ended October 31, 1996 and December 31, 1996, which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.


                                       (Signature of Coopers & Lybrand L.L.P.)
                                       Coopers & Lybrand L.L.P.

New York, New York
February 28, 1997


Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).